UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2009

ATS Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7925 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 766-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On February 11, 2009, the Board of Directors of ATS Corporation (the “Company”) approved amendments to Section 2.9 of the Company’s amended and restated bylaws, which also resulted in the deletion of former Section 2.10 of the Company’s bylaws.  Specifically, the amendments were to the advance notice provisions of the bylaws to remove ambiguities and to take into account recent Delaware case law, and will be effective following this year’s annual shareholder meeting, currently scheduled in May 2009.  Such amendments implemented changes in relation to the Company’s advance notice procedures, including the following:

•	distinguishing between nominations and other business to be considered at the stockholder meeting;

•	requiring the disclosure of all ownership interests, including derivatives, of a stockholder making a proposal or nominating a director candidate;

•
requiring that a proponent of business other than nominations describe the business proposed to be conducted at the meeting, any material interest the proponent has in such business and any agreements the proponent may have with other entities in connection with the proposed business;

•
further elaborating upon the information required to be provided by a stockholder that proposes to nominate a director candidate to include, in addition to all information required to be disclosed in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, a description of all direct and indirect compensation and other material monetary agreements during the past three years and other material arrangements between the stockholder and nominee;

•
requiring a completed questionnaire by the proposed nominee, in a form provided by the Company, to be submitted with the stockholder proponent’s notice, that particularly requires candidates to represent that they do not have any undisclosed voting commitments or other arrangements with respect to director actions; and

•
clearly distinguishing the advance notice requirements from the requirements under Rule 14a-8 of the Securities and Exchange Commission’s proxy rules for companies to include stockholder proposals in the Company’s proxy statement.

Further, the advance notice deadlines in Section 2.9 have been amended.  Pursuant to new Section 2.9(a)(ii), beginning for next year’s 2010 annual meeting, any nominations or other business to be brought before an annual meeting by a stockholder must be presented in a timely notice to the Company’s Secretary and to be considered timely, such notice must generally be delivered to the Secretary no earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting, subject to limited exceptions if the annual meeting is more than 30 days before or more than 60 days after such anniversary.

The preceding description is qualified in its entirety by reference to the amended and restated bylaws of the Company, to become effective following the 2009 annual shareholder meeting, which are filed hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01                      Other Events

On February 17, 2009, the Company issued a press release announcing approval by the Board of Directors of a repurchase program authorizing the Company to purchase up to the lesser of (i) $3.0 million of common stock or (ii) 2.0 million shares of common stock, in the open market from time to time over a 12-month period.  Purchases under the program may be executed in the Company’s discretion and whether purchases will be made and the number of shares to be repurchased at any time will depend on market conditions at the time and other factors.  The press release containing the announcement is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

3.1           Amended and Restated Bylaws of ATS Corporation

99.1         Press Release dated February 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2009

ATS CORPORATION

By:	/s/ Dr. Edward H. Bersoff
Dr. Edward H. Bersoff Chairman, President and Chief Executive Officer